OFFICE LEASE





NORTH CAROLINA:
WAKE COUNTY:


         THIS LEASE, made this the day of , 199 , by and between Beacon Center Properties, LLC , a North Carolina Limited Liability Corporation hereinafter "Landlord" and Capital Bank, a North Carolina Banking Corporation, hereinafter (whether one or more) "Tenant":


                              W I T N E S S E T H :

         Upon the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord property to be constructed, referred to as the Premises, all as follows:

         1. PREMISES. The property hereby leased to Tenant is that area shown on Exhibit A hereto attached, which consists of approximately 4,000 rentable square feet, which is located in what is sometimes called the Beacon Center Building, located at 8816 Six Forks Road, Suite 100, Wake County, North Carolina (the "Premises") drive-through area as set forth in Exhibit A. and a drive through area set forth in Exhibit A-1.

         The usable area of the Premises, 3,478 square feet, shall be multiplied by the core area factor of 1.15 to determine the rentable square footage as referred to above.

         2. TERM. This Lease Term is for 120 months, and shall commence on August 1, 2000, or the date Tenant takes occupancy, whichever is earlier, and shall terminate (unless extended as herein provided) at noon on July 31, 2010 ("Termination Date"); provided, however, the Commencement Date shall not be earlier than the date the premises are substantially complete for Tenant's beneficial occupancy and a certificate of occupancy is received (the "Commencement Date"). Landlord will provide Tenant access to the Premises a minimum of four (4) weeks prior to the Commencement Date for installation of its vault, ATM and other equipment, furniture, fixtures, and to wire and cable its computer network and phone system throughout the Premises. In the event Landlord shall permit Tenant to take possession of the Premises prior to the Commencement Date referenced above, all the terms and conditions of this Lease except for Rent shall apply.

         If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, no obligation of Tenant shall be affected thereby, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession; provided, however, that in such event, the Commencement Date and Termination Date of this Lease, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord's delivery of possession to Tenant. The above, however, is subject to the provision that the period permitted for the delay of delivery of possession of the Premises shall not exceed 120 days from the Commencement Date set forth in the first line of this Paragraph 2 (except that those delays beyond Landlord's control or caused by Tenant ["Delays"] shall be excluded in calculating such period). If the time for possession exceeds the permitted period, Tenant may terminate this Lease and all of its obligations hereunder by written notice to Landlord; provided, that written notice shall be ineffective if given after Tenant takes possession of any part of the Premises, or if given more than 130 days after August 1, 2000 the original Commencement Date plus the time of any Delays. Unless expressly otherwise provided herein, Rent shall commence on the earlier of: (a) the Commencement Date; (b) occupancy of the Premises by Tenant; (c) the date Landlord has the Premises ready for occupancy by Tenant as set forth above, as such date is adjusted under the Work Letter, if any, attached hereto; or (d) the date after the Commencement Date Landlord could have had them ready had there been no Delays attributable to Tenant. Unless the context otherwise so requires, the term "Rent" as used herein includes both Base Rent and Additional Rent as set forth in Paragraphs 4 and 5.

         If the Termination Date, as determined herein, does not occur on the last day of a calendar month, Landlord, at its option, may extend the Lease Term by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Lease Term (including any extension by Landlord pursuant to this Paragraph 2) and Termination Date shall be set forth in a Commencement Letter or Commencement Agreement prepared by Landlord and executed by Tenant in accordance with the provisions of this Paragraph 2.

         3. USE. Tenant may use the Premises only for retail banking, and other financial services and general office purposes, but for no other use without Landlord's prior written consent, not to be unreasonably withheld. Landlord agrees not to Lease any portion of the Premises to a thrift, bank or credit union. Further, Landlord agrees not to lease any portion of the first floor of the Premises to a retail mortgage company. Tenant shall never make any use of
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the  Premises  which  is  in  violation  of  any  governmental  laws,  rules  or regulations, whether now existing or hereafter enacted, nor may Tenant make any use of the Premises not permitted, or otherwise prohibited, by any restrictive covenants which apply to the Premises. Tenant may not make any use which is or may be a nuisance or trespass, which increases the fire insurance premiums, or makes such insurance unavailable to Landlord on the Building. In the event of an increase in Landlord's fire insurance premiums which results from Tenant's use or occupancy of the Premises, if Tenant does not pay Landlord, on demand, the amount of such increase, Landlord may treat such use as a default hereunder. Landlord acknowledges that Tenant's proposed use as a retail bank does not affect Landlord's fire insurance premiums.

         4. BASE RENT. All Rent payable by Tenant shall be without previous demand or notice therefor by Landlord and without set off or deduction. The Minimum Base Rent for the Term shall be the sum of $1,227,093.64, which Rent shall be payable in accordance with the Rent Schedule in paragraph 25, payable in advance on or before the first day of each calendar month during the Term of this Lease, unless the Term commences on a day other than the first day of a calendar month, in which event prorated Rent at the above rate until the end of the month in which the Lease Term commences shall be due and payable on the Commencement Date. Landlord agrees no more than two (2) times per calendar year, to provide Tenant with written notice if Landlord does not receive the monthly Rent by the tenth (10th) calendar day after Rent is due. In addition to such remedies as may be provided under the Default provisions of this Lease, if Tenant fails to make any payment of Rent or other sums required to be paid hereunder more than two times per calendar year and more than ten (10) calendar days after the date when payment is due, Tenant shall pay to Landlord, as Additional Rent, a late charge of twelve percent (12%) per annum of such amount remaining unpaid beginning on the first day of the month following the calendar month in which it is due, until such amount is paid; provided, however, that should such late charge at any time violate any applicable law, the late charge shall be reduced to the highest rate permitted by law. Landlord's acceptance of any rent after it has become due and payable shall not excuse any delays with respect to future rental payments or constitute a waiver of any Landlord's rights under this lease.

Tenant shall also pay Landlord the sum of $50.00 for each and every check of Tenant returned for insufficient funds.

         5.  ADDITIONAL RENT.  Intentionally deleted.

         6. SERVICES BY LANDLORD. Provided that Tenant is not then in default beyond applicable cure period, Landlord shall cause to be furnished to the Premises, in common with other tenants, during business hours of 7:30 A.M. to 6:30 P.M., Monday through Friday (excluding Christmas Day, New Years Day, Thanksgiving Day, Memorial Day, Labor Day and Independence Day), and Saturdays from 8:00 A.M. to 1:00 P.M., the following services; janitorial services (once per working day after normal working hours), water for drinking, lavatory and toilet purposes, operatorless elevator service and heating and air conditioning for the reasonably comfortable use and occupancy of the Premises, provided heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. Landlord shall furnish the Premises with electricity for the maintenance of building standard fluorescent lighting composed of 2' x 4' fixtures. Incandescent fixtures, table lamps, all lighting other than the aforesaid building standard fluorescent light, dimmers and all lighting controls other than controls for the aforesaid building standard fluorescent lighting shall be serviced, replaced and maintained at Tenant's expense. Landlord shall also furnish the Premises with electricity for lighting for the aforesaid building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing equipment, dictating equipment, adding machines and calculators, and general service non-production type office copy machines. Landlord shall have the right to enter and inspect the Premises and all electrical devices therein from time to time, upon reasonable notice, provided that Landlord shall have no obligation to provide more than four (4) watts per usable square foot of electricity for convenience outlets serving the Premises. All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant upon demand as Additional Rent for each month or portion thereof, and Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent, which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. If heat generating machines or equipment shall be used in the Premises by Tenant which significantly affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and the cost thereof, including the cost of engineering and installation, and the cost of operation and maintenance thereof, shall be paid by Tenant upon demand by Landlord. Landlord shall further provide a reasonable pro rata amount of unreserved free parking (no less than four (4) per one thousand (1,000) usable square feet), in common with the other tenants, for Tenant's employees and visitors. Landlord agrees to designate ten (10) visitor parking spaces near the main entrance of the Building. Landlord will be responsible for the prompt removal of any snow and ice in the parking lot and walkways servicing the Demised Premises.

         So long as Landlord acts reasonably and in good faith, there shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant.

         Tenant shall report promptly to Landlord any defective condition in or about the Premises known to Tenant. Except in cases of Landlord's negligence or willful misconduct, Landlord shall not be liable to Tenant for any damage caused

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

to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity.

         7. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES; LANDLORD'S DUTIES AND RIGHTS. Tenant on occupancy of the Premises represents to Landlord that it has examined and inspected the same, finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and constitutes Tenant's acceptance "as is" excluding punch list items which will be completed within thirty (30) days of occupancy. Landlord makes no representation or warranty as to the condition of said Premises. Tenant shall deliver at the end of this Lease each and every part of the Premises in as good repair and condition as received at the Commencement Date, ordinary wear and tear and damage by insured casualty excepted. Tenant, at Tenant's sole cost, will have the right to install an ATM kiosk, vault and safe at a location acceptable to Landlord. Upon Lease Expiration, Tenant, at its option may either remove the vault in it's entirety, or leave the vault in it's entirety. All other Tenant fixtures, except for the ATM machine, will remain as part of the Premises. Tenant shall: (A) keep the Premises and fixtures in good order; (B) make repairs and replacements to the Premises or Building needed because of Tenant's misuse or primary negligence;
(C) repair and replace special equipment or decorative treatments above Building Standard installed by or at Tenant's request and that serve the Premises only, except (i) to the extent the repairs or replacements are needed because of Landlord's or another tenant's misuse or primary negligence, which are not covered by Tenant's insurance, or the insurance Tenant is required to carry under this Lease, whichever coverage is greater, or (ii) if this Lease is ended because of casualty loss or condemnation; and (D) not commit waste and (E) shall comply with all federal, state and local laws and regulations except as to pre-existing defects, violations or conditions. Tenant, however, shall make no structural or exterior alterations to the Premises. Except for minor work or interior cosmetic alterations, if Tenant requires alterations, Tenant shall provide Landlord or Landlord's managing agent with a complete set of construction drawings, and such agent shall then determine the actual cost of the work to be done. Landlord will provide three (3) bids. Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. At the time Tenant makes a written request for alterations, Landlord will determine if Tenant must remove the improvements at the end of the term, at Tenant's sole expense, and restore the Demised Premises to the same condition as existed at the commencement of the term, ordinary wear and tear and damage by insured casualty only excepted. Landlord, however, may elect to require Tenant to leave alterations performed for Tenant unless at the time of such alterations Landlord agreed in writing they could be removed on expiration of this Lease.

         Except for repairs and replacements that Tenant must make under this Paragraph 7, Landlord shall pay for and make all other repairs and replacements to the Premises, common areas and Building (including Building fixtures and equipment, roof and parking lot).

         Except for non-standard items installed for Tenant's sole use, Landlord shall make the repairs and replacements to maintain the Building in a condition comparable to other first class office buildings in the Metropolitan area where the Premises are located. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all exterior (outside of walls) systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements required under Paragraph 7 shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or having actual knowledge of the need for a repair or replacement.

         Notwithstanding anything to the contrary set forth above in this Paragraph 7, if Tenant does not perform its maintenance obligations in a timely manner as set forth in this Lease, commencing the same within five (5) days of receipt of notice from Landlord specifying the work needed and thereafter diligently and continuously pursuing completion of unfulfilled maintenance obligations, Landlord shall have the right, but not the obligation, to perform such maintenance, and any reasonable amounts so expended by Landlord shall be paid by Tenant to Landlord within thirty (30) days after demand, with interest at the maximum rate allowed by law (or the rate of fifteen percent (15%) per annum, whichever is less) from the date of expenditure through the date paid.

         8. DAMAGES TO PREMISES. If the Premises shall be partially damaged by fire or other casualty insured under Landlord's insurance policies, and if Landlord's lender(s) shall permit insurance proceeds paid as a result thereof to be so used, then upon receipt of the insurance proceeds, Landlord shall, except as otherwise provided herein, promptly repair and restore the same (exclusive of improvements made by Tenant, Tenant's trade fixtures, decorations, signs, and contents unless caused by Landlord's negligence or misconduct) substantially to the condition thereof immediately prior to such damage or destruction. If by reason of such occurrence: (a) the Premises are rendered wholly untenantable;
(b) the Premises are damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies; (c) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (d) the Premises are damaged in whole or in part during the last year of the Lease Term; or (e) the building containing the Premises is damaged (whether or not the Premises are damaged) to an extent of fifty percent (50%) or more of the fair market value thereof, Landlord may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within sixty (60) days after the date of such occurrence, and thereupon this Lease shall terminate. Tenant shall vacate and surrender the Premises to Landlord within thirty (30) days after receipt of such notice of termination. In addition, Tenant may also terminate this Lease by written notice given to Landlord at any time between the one hundred eighty-first (181st) and one hundred ninety-sixth (196th) days after the occurrence of any such casualty, if Landlord has failed to restore the damaged portions of the Building


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
(including the Premises) within one hundred eighty (180) days of such casualty. However, if Landlord is prevented by causes beyond its reasonable control (including, without limitation, those encompassed in the meaning of the term force majeure) ["Delays"], from completing the restoration within said one hundred eighty (180) day period, and if Landlord provides Tenant with written notice of such cause for delay within fifteen (15) days of the occurrence thereof, said notice to contain the reason for delay and a good faith estimate of the period of the delay caused thereby, then Landlord shall have an additional period beyond said one hundred eighty (180) days, equal to such delays in which to restore the damaged areas of the Building; and Tenant may not elect to terminate this Lease until said additional period required for completion has expired with the Building not having been substantially restored. In such case, Tenant's fifteen (15) day notice of termination period shall begin to run upon the expiration of Landlord's additional period for restoration set forth in the preceding sentence. Upon the termination of this Lease as aforesaid, Tenant's liability for the Rent and other charges reserved hereunder shall cease as of the effective date of the termination of this Lease, subject, however, to the provisions for abatement of Rent hereinafter set forth.

         Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and upon Landlord's determination that it will restore the Premises, Tenant shall promptly repair, restore, or replace Tenant's improvements, trade fixtures, decorations, signs, and contents in the Premises in a manner and to at least a condition equal to that existing prior to their damage or destruction, and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

         If, by reason of such fire or other casualty, the Premises are rendered wholly untenantable, the Rent and other charges payable by Tenant shall be fully abated, or if only partially damaged and Tenant can reasonably continue to conduct business, such Rent and other charges shall be abated proportionately as to that portion of the Premises rendered untenantable, in either event (unless the Lease is terminated, as aforesaid) from the date of such casualty until fifteen (15) days after the Premises have been substantially repaired and restored, and Tenant has received notice from Landlord, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur. Tenant shall continue the operation of Tenant's business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management. However, if such damages or other casualty shall be caused by the negligence or other wrongful conduct of Tenant or of Tenant's subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent or other charges. Except for the abatement of the Rent and other charges hereinabove set forth, Tenant shall not be entitled to, and hereby waives, all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair, or restoration.

         9. ASSIGNMENT - SUBLEASE. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet any part or all of the Premises without the written consent of Landlord first had and obtained, such consent not to be unreasonably witheld or delayed. Any assignment or sublease shall not relieve Tenant of any or all of its obligations hereunder. For the purpose of this Paragraph 9, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a Limited Liability Company, the change of members whose interest in the Company is fifty percent (50%) or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this Paragraph 9, Tenant may assign or sublease part or all of the Premises without Landlord's consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same use as permitted under Paragraph 3. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder. Landlord will never consent to an assignment or sublease that might result in a use that conflicts with the rights of an existing Tenant. Notwithstanding the foregoing, Tenant will not be required to obtain Landlord's consent to sublease a portion of its space to an insurance, securities, equipment leasing, or investment banking company provided each sublease does not exceed more than 500 usable square feet.

         In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.


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

         If this Lease shall be assigned or the Premises or any portion that exceeds 500 usable square feet sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then one-half (1/2) of any such excess less the cost of tenant improvements, leasing commissions and other costs associated with the sublease or assignment, shall be paid over to Landlord by Tenant.

         10. TENANT'S COMPLIANCE-INSURANCE REQUIREMENTS. Tenant shall obtain and maintain, at its own cost and expense, throughout the term of this agreement the following coverage's and limits:

         Throughout the Term of this Lease, Tenant at its sole cost and expense shall keep or cause to be kept for its' benefit, public liability and property damage insurance with combined single limit coverage of at least $1,000,000 and a $5,000,000 umbrella policy, which policies insure against all liability of Tenant, Tenant's authorized representatives, and anyone for whom Tenant is responsible, arising out of and in connection with Tenant's use of the Premises, and which shall insure Tenant's performance of the indemnity provisions contained herein. Tenant shall also insure its personal property and fixtures located in the Premises and any improvements made by Tenant for their full reasonable insurable value, and except for cases of Landlord's negligence or misconduct, Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the same, regardless of the cause thereof.

         Landlord shall keep the Building, including the improvements, insured against damage and destruction by fire, earthquake, vandalism, and other perils in the amount of ninety five percent (95%) of the full replacement value of the Building, as the value may exist from time to time.

         Each party shall keep its personal property and trade fixtures in the Premises and Building insured with "all risks" insurance in an amount to cover ninety five percent (95%) of the replacement cost of the property and fixtures. Tenant shall also keep any non-Building-standard improvements made to the Premises at Tenant's request insured to the same degree as Tenant's personal property.

All policies discussed above shall be written in insurance companies licensed and admitted to do business in the State(s) of North Carolina and rated no lower than AVIII in the most recent edition of the AM Best's Rating Guide and BBB in Standard & Poor's. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, the owner and managing agent shall receive thirty (30) days prior written notice by certified mail, return receipt requested.

Compliance Documentation. The Tenant shall furnish owner and managing agent with copies of Certificates of Insurance evidencing compliance with all insurance provisions noted above, no later than seven (7) days prior to the expiration date of all policies. All Certificates or policy termination notices shall be delivered to:


                           Beacon Center Properties, LLC
                           100 Sawmill Road, Suite 200
                           Raleigh, NC  27615

                           Attn: Kathleen Stines

Hold Harmless/Indemnification Provision. The Landlord or Tenant shall, to the fullest extent permitted by law, at its own cost and expense, defend, indemnify and hold each other, their directors, officers, employees, agents and representatives harmless from any and all claims, loss (including reasonable attorney's fees, witness fees and all court costs), damages, expense and any liability resulting from injury and/or death of any person, or damage to or loss of any property arising out of any negligent or wrongful act, error, omission or breach of this lease in connection with the premises occupied and operations of the Landlord or Tenant as the case may be and their employees, agents and representative.

Failure to comply with any of the insurance provisions by Landlord or Tenant shall result in a breach of this agreement by the Tenant.

         11. SUBORDINATION-ATTORNMENT - LANDLORD FINANCING. Providing the mortgagee agrees not to disturb Tenant's possession hereunder so long as Tenant is in compliance with this Lease, Tenant agrees that this Lease will be either subordinate or superior to any mortgage heretofore or hereafter executed by Landlord covering the Premises, depending on the requirements of such mortgagee. Tenant within ten (10) days of receipt of request to do so from Landlord or its mortgagee will execute such agreement making this Lease superior or subordinate and containing such other agreements and covenants on Tenant's part as Landlord's mortgagee may request, and will agree to attorn to said mortgagee. Further, Tenant agrees to execute within ten (10) business days of receipt of request therefor, and as often as requested, estoppel certificates confirming any factual matter requested therein which is true and is within Tenant's knowledge regarding this Lease, the Premises, or Tenant's use thereof, including, but not limited to date of occupancy, termination date of this Lease, the amount of Rent due and date to which Rent is paid, whether or not Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable hereunder or knowledge of any default or breach by Landlord, and that this Lease together with any modifications or amendments is in full force and effect. Tenant shall attach to such estoppel certificate copies of all modifications or amendments.

         Tenant agrees to give any mortgagee of Landlord which has provided a non-disturbance agreement to Tenant, notice of, and a reasonable opportunity (which shall in no event be more than thirty (30) days after written notice thereof is delivered to mortgagee as herein provided) to cure any Landlord default hereunder; and Tenant agrees to accept such cure if effected by such mortgagee. No termination of this Lease by Tenant shall be effective until such notice has been given and the cure period has expired without the default having been cured. Further Tenant agrees to permit such mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired, except as to pre-existing restoration obligations or obligations necessary to permit Tenant's peaceful enjoyment of the Premises. Tenant agrees to attorn to any successor Landlord.

         12. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the Building exterior, the exterior of the Premises, or the exterior walls thereof, or in any window therein, without the prior written consent of Landlord, which consent shall not to be unreasonably withheld. Notwithstanding the forgoing, Tenant will have the right to install two internally illuminated green and white signs on the exterior of the Building substantially similar to the specifications shown in Exhibit B. Tenant at its option may position the sign on the opposite corner from what is shown on Exhibit B. The cost to install and maintain the Tenant's exterior signs will be at the Tenant's sole cost and expense. All signage will require Landlord's prior reasonable written consent on the design and will be subject to all municipal approvals.

         Landlord  shall  furnish,  install  and  maintain a  building  standard directory at a location in or near the lobby. In addition, Tenant may, at Tenant's option and cost, install a non-building standard suite signage which is subject to the approval of the Landlord, which approval shall not be unreasonably withheld or delayed.

         Tenant will provide at Tenant's cost, ground directional signage to direct bank customers to the drive-through and ATM facility. Design and location shall require the approval of Landlord, which approval shall not be unreasonably withheld or delayed.

         Landlord shall provide a panel on the exterior building's ground sign which shall be used to identify Tenant's name, logo and its 24 hour ATM service. All costs associated with the production and installation of Tenant's logo and/or signage on the exterior ground sign will be at Tenant's expense. All costs associated with the installation and maintenance of the ground sign will be at Landlord's expense.

         13. ACCESS TO PREMISES. Landlord shall have the right with reasonable notice (except in cases of emergency), either itself or through its authorized agents, to enter the Premises at all reasonable times for inspection to show prospective tenants if within one hundred eighty (180) days of the termination date as extended by any exercised option, to allow inspection, by mortgagees, and to make such repairs, alterations or changes as Landlord deems necessary. Landlord warrants that it will not unreasonably disturb Tenants possession. Tenant, its agents, employees, invitees, and guests, shall have the right of ingress and egress to common and public areas of the Building, provided Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations.

         14. DEFAULT. If Tenant: (i) fails to pay within ten (10) days any Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease, more than two (2) times in any twelve (12) consecutive month period following notice; or (ii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within thirty (30) days after Tenant receives written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of thirty
(30) days and Tenant does not within said thirty (30) day period commence and thereafter with reasonable diligence completely cure the breach within sixty
(60) days after notice or as soon as reasonably possible after diligently pursuing; or (iii) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (iv) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors; then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which it may have, Landlord may do the following: (i) terminate this Lease; (ii) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable; and if the amount for which the Premises is relet is less than Tenant's Rent and all other obligations of Tenant to Landlord hereunder, Tenant shall immediately pay the difference on demand to Landlord, but if in excess of Tenant's Rent, and all other obligations of Tenant hereunder, the entire amount obtained from such reletting shall belong to Landlord, free of any claim of Tenant thereto; All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord's reasonable attorneys' fees in pursuing any of the foregoing remedies, or in collecting any Rent due by Tenant hereunder, shall be paid by Tenant.

         Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents from Tenant.

         All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

         No waiver by Landlord of any covenant or condition shall be deemed to imply or constitute a further waiver of the same at a later time, and acceptance of Rent by Landlord, even with knowledge of a default by Tenant, shall not constitute a waiver of such default.

         15. PROPERTY OF TENANT. Tenant shall timely pay any and all taxes levied or assessed against or upon Tenant's equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises. Tenant (if not in default hereunder), prior to the expiration date of this Lease may remove all fixtures and equipment which it has placed in the Premises, providing Tenant repairs all damages caused by such removal. If Tenant does not remove its property from the Premises upon termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

         16. EMINENT DOMAIN. If all of the Premises, or such part thereof as will make the same unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Tenant shall have no right or claim to any part of any award made to or received by Landlord for any taking other than its personal property.

         17. QUIET ENJOYMENT. If Tenant complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Premises during the Term hereof, provided that no reasonable action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, or give to Tenant any right to modify this Lease either as to term, rent payable, or other obligations to be performed.

         18.  SECURITY DEPOSIT. Intentionally Deleted.

         19. NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by the Landlord or Tenant shall be sent by express, registered or certified mail, return receipt requested, postage prepaid, by overnight courier service such as Federal Express, or by personal delivery and addressed as follows (or to such other address as a party may specify by duly given notice):

         LANDLORD:         Rivercrest Realty
                           8816 Six Forks Road
                           Raleigh, North Carolina 27615
                           Attn:  Jonathan Gaines
                           Fax: 919-846-5814

         TENANT:           Capital Bank
                           4400 Falls of the Neuse Road
                           Raleigh, North Carolina 27609
                           Attn:  James A. Beck
                           Fax: 919-645-6401

         Notices, demands or requests which Landlord or Tenant are required or desire to give the other hereunder shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in section (ii) or (iii) above. Each such notice, demand or request shall be deemed to have been received upon the earlier of (i) actual receipt or refusal by the addressee or (ii) three business days after deposit thereof at any main or branch United States post office if sent in accordance with section (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to section (iii) above. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

         Notices may be given on behalf of any party by such party's legal counsel.

         20. HOLDING OVER. If Tenant shall hold over after the expiration of the Lease Term or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease except that during such tenancy-at-sufferance, Tenant shall pay to Landlord (A) Rent at the rate equal to one hundred fifty percent (150%) of that provided for in the foregoing Paragraph 4, as such rental amount may have been increased in accordance with the terms of Paragraph 5 hereof, and (B) any and all operating expenses and other forms of Additional Rent payable under the terms of this Lease. The increased Rent during such holding over is intended to partially compensate Landlord for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on expiration of this Lease after notice to do so, Tenant will be liable for such damages as Landlord can prove because of Tenant's wrongful failure to vacate.

         21. RIGHT TO RELOCATE.  Intentionally deleted.

         22. BROKER'S COMMISSIONS. Tenant represents and warrants that it has not dealt with any real estate broker, finder or other person, with respect to this Lease in any manner, except Thomas Commercial Inc., whose address is 4601 Six Forks Road, Suite 330, Raleigh, North Carolina 27609. Landlord shall pay any commissions or fees that are payable only to the above-named broker or finder with respect to this Lease. Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from claims that may be asserted against Landlord by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by Tenant in the future), claiming to have dealt with Tenant in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this paragraph shall survive the termination of this Lease.

         23.  ENVIRONMENTAL COMPLIANCE.

         (a) Tenant's Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building in which the Premises are any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Except as to pre-existing conditions, Tenant covenants and agrees that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called "Laws"). Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

         (b) Tenant's Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Paragraph 23 including, but not limited to: (1) the cost of bringing the Premises into compliance with all Laws; (2) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Laws; and (3) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Paragraph 23.

         (c) Property. For the purposes of this Paragraph 23, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, if the Premises include any ground area.

         (d) Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate, but no more than once every two years, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Paragraph 23. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's permitted activities on the Premises; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Paragraph 23. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Paragraph 23, in which case, the cost of such Audit, and the cost of all subsequent Audits where Tenant is found to be in non-compliance made during the Lease Term and within thirty (30) days thereafter (not to exceed two [2] such Audits per calendar year), shall be paid for on demand by Tenant.

         (e) Landlord's Liability. Provided, however, the foregoing covenants and undertakings of Tenant contained in this Paragraph 23 shall not apply to any condition or matter including any constituting a violation of any Law: (1) which existed prior to the commencement of Tenant's use or occupancy of the Premises;
(2) which was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors or invitees; or (3) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees, and Landlord shall defend, indemnify and hold Tenant harmless from all such conditions and matters.

         (f) Tenant's and Landlord's Liability After Termination of Lease. The covenants contained in this Paragraph 23 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and Tenant and their successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which they have agreed to indemnify the other under this Paragraph 23.

         24. MISCELLANEOUS. Headings of paragraphs are for convenience only and shall not be considered in construing the meaning of the contents of such paragraph. The invalidity of any portion of this Lease shall not have any effect on the balance hereof. Should Landlord or Tenant institute any legal proceedings against the other for breach of any provision herein contained, the losing party shall in addition be liable for the costs and expenses of the prevailing party, including reasonable attorneys' fees (at all tribunal levels). This agreement shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns. This agreement supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord's successor. This Lease may not be recorded without Landlord's prior written consent, but Landlord agrees on request of Tenant to execute a memorandum hereof for recording purposes. The singular shall include the plural, and the masculine, feminine or neuter includes the other. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment, provided that Tenant should be entitled to withhold rent to satisfy any unsatisfied judgements attorned against Landlord.

         25. SPECIAL CONDITIONS OR ADDENDUMS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control. If any addendums are noted below, such addendums are incorporated herein and made a part of this Lease. If there are no special conditions or addendums, the word NONE shall be written in the blank below.


              (1) Lease Addendums Number One and Two, Exhibits A and A-1, B, C and D are attached hereto and made a part hereof.

              (2) Notwithstanding any other provision contained in this Lease to the contrary, this Lease is subject to Tenant obtaining approval of this site from all applicable regulatory authorities, including the North Carolina Banking Commission and FDIC. If this agreement is not approved by all such authorities within ninety (90) days from Lease Execution, Tenant shall have the option to cancel this Lease by providing written notice to Landlord. Tenant shall reimburse Landlord for all reasonable, costs incurred by Landlord that are directly attributed to Tenant's occupancy, including Architectural and Engineering drawings and permits, provided such reimbursable costs will not exceed $20,000.

              (3) Pursuant to a deed restriction encumbering Landlord's title (the "Restriction"), Landlord is required to obtain architectural and site plan approval for the Beacon Center Building (the "Building) from COLONADE DEVELOPMENT LLC, its successors or assigns ("Colonnade"). By instrument dated March 22, 1999, Landlord hereby discloses that Colonnade provided such approval for the Building at that time. Inasmuch as the architecture and site plan of the Building has been modified to accommodate Tenant's occupancy thereof, Landlord will need to obtain approval of the Building's architectural design and site plan.

         Therefore, notwithstanding any other provision contained in this Lease to the contrary, this Lease is subject to and contingent upon Landlord obtaining architectural and site plan approval from COLONNADE. Landlord agrees to make such request within seven (7) days of obtaining a building permit from the City of Raleigh by but no later than sixty
         (60) days from Date of this Lease Agreement providing Colonnade with an elevation and site plan of the building approved by the City of Raleigh. Pursuant to the Restriction, COLONNADE is required to respond within fifteen (15) days after request therefore. In the event that COLONNADE objects within said 15 day period, the Lease shall be terminated with proper written notice from Landlord to Tenant.

         (4) Notwithstanding any other provisions contained in this lease, in the event the Lessee is closed or taken over by the North Carolina Commission of Banks, or other bank supervisory authority, the Lessor may terminate the lease only with the concurrence of the Commissioner of Banks or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the lease: Provided, that in the event this lease is terminated, the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Lessor, or the date of re-entry of the Lessor, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in duplicate originals, all as of the day and year first above written.


NAME: Capital Bank                     NAME: Beacon Center Properties, LLC

-------------------------------------  -------------------------------------

a North Carolina Banking Corporation   a North Carolina Limited Liability Corporation

By: _________________________________  By: __________________________________
        President                                       President

         (CORPORATE SEAL)                               (CORPORATE SEAL)

ATTEST:                                ATTEST:

-------------------------------------  --------------------------------------
Secretary                                       Secretary

                                       11

                                    EXHIBIT A
                         8816 Six Forks Road, Suite 1000
                         Approximately 4000 square feet

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                                   EXHIBIT A1

                                    EXHIBIT B

                                    EXHIBIT C
                              WORK LETTER AGREEMENT

To induce Tenant to enter into said Lease (which is hereby incorporated by reference to the extent that the provisions of this letter agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. Tenant agrees to provide, by Tenant's designated Architect and/or Engineer, no later than April 1, 2000, (the "Tenant Plan Delivery Date") the following Building Standard architectural and mechanical drawings and specifications of Tenant's approved floor plan, sufficient to receive a construction permit, to be drawn for the leased premises on Tenant's behalf:

         (a) Complete, finished and detailed 1/8 inch scale architectural drawings and specifications for Tenant's partition layout, reflected ceiling, telephone and electrical outlets, and finish schedule: and

         (b) Complete Building Standard mechanical plans and specifications where necessary for installation of normal air conditioning system, ductwork, heating, electrical and plumbing.

      Tenant's vault specifications must be submitted to Landlord before December 1, 1999.

      Once final architectural and engineering construction drawings have been prepared by the Tenant's Architect, Landlord will obtain at least three
      (3) competitive bids from reputable general contractors who are approved by the Tenant, which approval shall not be unreasonably withheld or delayed. Landlord and Landlord's managing agent. Tenant shall have the opportunity to review all bids; final selection of a mutually approved contractor shall be made by mutual consent of Landlord and Tenant. Landlord agrees to manage and supervise the work to be done on Tenant's behalf at no cost. Installation of furniture, office equipment, data and voice wiring for communications and computers, trade fixtures or decorative effects (such as draperies and pictures), shall be performed by Tenant, its employees, agents and contractors.

2. The Landlord will provide Tenant with a Tenant Improvement Allowance of $21.00 per usable square foot. Further, the Landlord will provide the following in the Demised Premises.

     LandLord's Work:
     ----------------

     1.     Concrete slab throughout tenant space.
     2.     Adequate electrical power grid installed overhead.
     3. 2' x 4' 18 cell parabolic light fixtures not installed but supplied by Landlord at a rate of 1 per 100 square feet.
     4. Electrical panels shall be provided in a core area room for lighting, power and mechanical.
     5.     Telephone backboard shall be provided in a core area room.
     6.     Power wiring for main HVAC equipment.
     7.     HVAC trunk line installed.
     8. Landlord will provide HVAC PIU and/or VAV boxes and controls at the rate of 1/1000 square feet of usable space.
     9. 4' x 4' ceiling grid installed, 2' x 2' ceiling grid, tees and ceiling tile not installed but supplied by Landlord.
     10.    Completed restrooms shall be provided in core areas.
     11.    Building standard suite entrance door.
     12.    Blinds in shell.

     The Tenant Improvement Allowance shall be used to pay for all cost of construction related to Tenant's improvements, which shall include, but not be limited to, architectural and engineering fees, signage and keying and the following:

     TENANT'S WORK:
     --------------


     1.     Sheetrocking of all interior walls.
     2.     Paint/wallpaper finishing of walls.
     3.     Install flooring - carpet, tile, etc.
     4. Installation of Landlord supplied 2' x 2' ceiling grid tees and 2' x 2' ceiling tiles.
     5.     Electrical outlets, switches, lighting, etc.
     6.     Power wiring of HVAC PIU or VAV boxes and thermostats.
     7. Additional electrical equipment (i.e. sub panels) may be required by tenant.
     8. Telephone wiring as required by the utility company supplying the service.
     9.     HVAC air distribution, dampers, and diffusers.
     10. Installation of Landlord supplied 2' x 4' parabolic light fixtures (per Landlord selection).

     11. All other items not included in landlord's work as may be required by Tenant.
     12.    Keying, locksets, and passage sets.
     13.    Exterior walls and columns with sheetrock ready for paint.


     Should the cost of Tenant improvements and alterations exceed the Tenant Improvements Allowance for any reason, then in that event, Tenant shall reimburse Landlord for such overage within ten (10) days of receipt of Landlord's invoice for same, provided that Tenant shall in no event be responsible for any such excess costs which were not approved by Tenant prior to their incurrence.

3.   Substantial Completion
     ----------------------

     The Premises shall be deemed to be substantially complete when the work to be performed by mutually approved contractor pursuant to the plans and working drawings approved by Landlord and Tenant have been completed and approved by appropriate governmental authorities, as evidenced by a certificate of occupancy permitting intended use as certified by Architect except for items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing material interference with Tenant's use of the Premises (i.e., "punch list items").

     Notwithstanding   the   foregoing,   if   Landlord   shall  be  delayed  in
     substantially completing the Premises as a result of:

         (1) Tenant's failure to furnish to Landlord on or before the Tenant Plan Delivery Date the final plans and working drawings for the construction and completion of the Premises, including all Additional or Non-Standard Work and Materials requested by Tenant; or

         (2) Tenant's request for changes in or modifications to such plans or working drawings subsequent to the Tenant Plan Delivery Date; or

     then, in any such event for purposes of determining the Commencement Date, the Premises shall be deemed to have been substantially completed on the date that Landlord and architect determine that the Premises would have been substantially completed if such Delay or Delays had not occurred.

4.   Materials and Workmanship
     -------------------------

     Landlord covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved plans and working drawings. Landlord agrees to exercise due diligence in completing the construction of the Premises.

5.   Repairs and Corrections
     ------------------------

     Landlord agrees to repair and correct any work or materials installed by Landlord or its contractor in the Premises that prove defective as a result of faulty materials, equipment or workmanship and that first appear within one (1) year of the date of occupancy of the Premises. Notwithstanding the foregoing, Landlord shall not be responsible to repair or correct any defective work or materials installed by Tenant or any contractor other than the mutually agreed upon contractor.

6.   Possession by Tenant
     ---------------------

     The taking of possession of the Premises by Tenant shall constitute an acknowledgement by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory as of such date of occupancy, except as to any patent defects or incomplete work that are described in a written notice given by Tenant to Landlord no later than thirty (30) days after Tenant takes occupancy of the Premises.

7.   Access During Construction
     --------------------------

     During construction of the Tenant Improvements in the Premises with the approval of the Landlord, Tenant shall have access to the Premises a minimum of four (4) weeks prior to occupancy, as long as such access does not interfere with or delay construction work on the Premises for the purposes of taking measurements, making plans, installing trade fixtures, data and voice wiring for communications and computers, and doing such other work as may be appropriate or desirable to enable Tenant eventually to assume possession of and operate in the Premises.

                                    EXHIBIT D

                              RULES AND REGULATIONS


(1) Access to Building. On Saturdays, before 8:00 a.m. and after 1:00 p.m., Sundays, Christmas Day, New Year's Day, Thanksgiving Day, Memorial Day, Labor Day and Independence Day, and on weekdays between the hours of 6:30 P.M. and 7:30 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Building. Landlord may from time to time establish security controls for the purpose of regulating access to the Building. Tenant shall cause each of its employees to comply with all such security regulations so established.

(2) Protecting Premises. The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all utilities in the Premises.

(3) Building Directories. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved, which approval will not be unreasonably conditioned or withheld or delayed by Landlord and, if approved, will be provided at the sole expense of Tenant.

(4) Large Articles. Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant's sole responsibility. All damage done to the Building, or its furnishings, fixtures or equipment, by moving or maintaining such furniture, freight or articles shall be repaired at the expense of Tenant.

(5) Signs. Except as provided for in Section 12 of this Lease, Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which are designed primarily to be seen from outside the Premises, without the written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord reserves the right to remove at Tenant's expense all matter other than that above provided for without notice to Tenant.

(6)  Compliance with Laws (Intentionally Deleted)

(7) Hazardous Materials. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids or any explosive or other article deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

(8) Defacing Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Except for minor interior cosmetic alterations, Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut, drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

(9) Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, may be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business so long as such persons are engaged in illegal activities.

(10) Additional Locks. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant's possession, Tenant shall immediately surrender all keys to the Premises.

(11) Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and shall not in any event connect a greater load than that which is safe.

(12) Office of the Building. Service requirements of Tenant will be attended to only upon application at the office of Rivercrest Realty. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord, which authorization will not be unreasonably withheld, conditioned or delayed.

(13) Restroom. The restroom, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

(14) Intoxication. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the rules and regulations of the Building.

(15) Nuisances and Certain Other Prohibited Uses. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the permitted use of the Premises specified in Article 3; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or allow food to be brought into the Premises for consumption therein (heating coffee, customer refreshments, and individual lunches of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises;
(f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person) other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building.

(16) Solicitation. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises for which specific authority is granted in the Lease agreement.

(17) Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls.

(18) Building Security. At all times other than normal business hours the exterior building doors and suite entry door(s) must be kept locked to assist in security. The janitorial service, upon completion of its duties, will lock all Building doors. Problems in Building and suite security should be directed to Rivercrest Realty.

(19) Parking. Parking is in designated parking areas only. There may be no vehicles in "no parking" zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces.

(20) Janitorial Service. The janitorial staff will remove all trash from trash cans. Any containers or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to the Tenant. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant's expense. Janitorial service will be provided after hours each business day Monday through Friday. All requests should be directed to Rivercrest Realty at (telephone) .

(21) Construction (Intentionally Deleted).

(22) Lobby Area. Suites adjacent to the Lobby Area shall be maintained by Tenant to present a clean, neat and professional look. Tenants will keep suite entry doors close at all times.

                             LEASE ADDENDUM NO. ONE


(1) Rent Schedule: Rent as defined in Paragraph 4, Rent, shall be payable in accordance with the following rent schedule:

                          Monthly          Number of
Term                        Rent            Months                  Extended
----                        ----            ------                  -----------
8/1/00 - 7/31/01          $8,920.00            12                  $ 107,040.00
----------------
8/1/01 - 7/31/02          $9,187.60            12                  $ 110,251.20
----------------
8/1/02 - 7/31/03          $9,463.23            12                  $ 113,558.74
----------------
8/1/03 - 7/31/04          $9,747.12            12                  $ 116,965.50
----------------
8/1/04 - 7/31/05          $10,039.54           12                  $ 120,474.46
----------------
8/1/05 - 7/31/06          $10,340.72           12                  $ 124,088.70
----------------
 8/1/06 - 7/31/07         $10,650.95           12                  $ 127,811.36
-----------------
 8/1/07 - 7/31/08         $10,970.47           12                  $ 131,645.70
-----------------
 8/1/08 - 7/31/09         $11,299.59           12                  $ 135,595.07
-----------------
 8/1/09 - 7/31/10         $11,638.58           12                  $ 139,662.92
-----------------                         -------                 -------------
                                              120                 $1,227,093.64


(1) After Hours Use: Tenant shall pay as additional rent for after-hours use of the HVAC System beyond normal business hours as defined in paragraph 6 of this Lease a rate of $25.00 per hour.

                             LEASE ADDENDUM NO. TWO



OPTION TO EXTEND. On condition that Tenant has complied with all the terms and conditions of this Lease and not then be in default beyond applicable cure periods under any of the terms hereof, and on the further condition that Tenant give Landlord at least one hundred eighty (180) days written notice of exercise of this option to extend (failure to give notice being an absolute bar to any right on the part of Tenant to so extend), Landlord hereby gives the Tenant the right to extend this Lease for three (3) additional terms of five (5) years each.

All terms and conditions of this Lease shall be in effect during the extension, save and except that the Rent to be paid by Tenant during such extended term shall be calculated by increasing the last year's Rent of the original term or previous option term by three percent (3%) and for each year thereafter.